Exhibit 10.1

REIMBURSEMENT AGREEMENT

This REIMBURSEMENT Agreement (this “Agreement”) is made as of October 29, 2024 (the “Effective Date”) by and between Fulton AC I LLC, a Delaware limited liability company (“Fulton”), and Chain Bridge I, an exempted company incorporated under the laws of the Cayman Islands (“Recipient” or the “Company”).

WHEREAS, pursuant to the Company’s Second Amended and Restated Memorandum and Articles of Association, the Company may use up to $100,000 in interest from the trust account that the Company holds with Continental Stock Transfer & Trust Company established for the benefit of the persons holding Class A ordinary shares sold in the Company’s initial public offering (the “Trust Account”) to pay dissolution expenses (“Dissolution Expenses”) if and when the Company is dissolved (a “Dissolution”);

WHEREAS, Fulton desires to make payments to Recipient in an aggregate amount of up to $100,000 (collectively, the “Reimbursements”) to fund Dissolution Expenses, if any; and

WHEREAS, Recipient wishes to accept the Reimbursements on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

Section 1. Reimbursement.

(a) In the event of a Dissolution, Fulton hereby agrees to fund the Reimbursements to Recipient in the manner set forth below, and Recipient hereby agrees to accept the Reimbursements and Recipient agrees to transfer all such Reimbursements to the Trust Account within two (2) business days of receipt of such Reimbursements. Fulton is not receiving any property from Recipient in exchange for the Reimbursements. Fulton is not performing any services for Recipient in connection with the Reimbursements. The Reimbursements are not being made in exchange for indebtedness of Recipient or for the discharge of any indebtedness Recipient. No indebtedness will be created in favor of Fulton in connection with the Reimbursements.

(b) Fulton shall transfer each Reimbursement to the Company within two (2) business days of receipt of a Reimbursement request from Recipient. Recipient shall promptly deposit all Reimbursements received from Fulton into the Trust Account.

Section 2. Miscellaneous.

(a)       This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified in any respect or to any extent whatsoever, except by an instrument in writing, executed by each of the parties hereto.

(b)       Neither party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Any purported assignment or delegation in violation of this Agreement shall be null and void. This Agreement is binding upon and inures to the benefit of the parties named herein and their respective successors and permitted assigns.

(c)       This Agreement may be executed in one or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

(d)       Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing, and executing the transactions contemplated by this Agreement.

(e)       This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

(f)       In the event that any of the provisions contained herein shall be invalid or unenforceable, then the remaining provisions shall be construed as if such invalid or unenforceable provisions were not contained herein.

(g)       Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no person shall be deemed a third-party beneficiary under or by reason of this Agreement.

(h)       No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(i)       Each party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments, reasonably satisfactory to the other party hereto, as may be reasonably necessary or desirable to carry out or implement any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Fulton AC I LLC

By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Financial Officer

Chain Bridge I

By:	/s/ Andrew Cohen
	Name:	Andrew Cohen
	Title:	Chief Executive Officer

[SIGNATURE PAGE OF REIMBURSEMENT AGREEMENT]